EXHIBIT 4.10

Southern California Gas Company

TO

Wells Fargo Bank

(formerly named American Trust Company)

TRUSTEE

SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 1, 1965

TABLE OF CONTENTS

PAGE

PARTIES ---------

1

RECITALS----------------

1

ARTICLE I.

AMENDMENTS TO INDENTURE DATED OCTOBER 1, 1940

AND SUPPLEMENTAL PROVISIONS

SECTION 1.01. Amendment adding new Article II-A-------------------------------------------

4

ARTICLE II-A.

APPOINTMENT AND POWERS OF AUTHENTICATING AGENTS:

CERTAIN PERMISSIBLE VARIATIONS IN THE

TERMS OF BONDS OF THE SAME SERIES

SECTION 2a.01. Amendment permitting Corporation to appoint an authen-

ticating agent or agents with specified powers ----------------

4

SECTION 2a.02. Amendment specifying qualifications of authenticating agent and provisions for termination of its agency------------

6

SECTION 1.02. Amendment permitting coupon bonds of the 31/4% Series due 1970, the 2%% Series due 1977, the 31/4% Series due

1978, the 2%8 % Series due 1980 and Series A, due 1982 to be

exchanged for fully registered bonds--------------------------------------------

7

SECTION 1.03. Amendment of Section 2.03 of Original Indenture permitting coupon bonds surrendered for exchange to be retained uncan-

celled in safekeeping-------------------------------------------------------------

7

SECTION 1.04. Amendment of Section 2.04 of Original Indenture to provide that books for registration, transfer and exchange of bonds

shall be kept in San Francisco and other specified places --------

8

SECTION 1.05. Amendment of Section 2.05 of Original Indenture relating to delivery by Trustee or an authenticating agent of coupon bonds when interest is in default--------------------------------------------------------------

9

SECTION 1.06. Amendment to Section 2.08 of Original Indenture providing that

Trustee and any authenticating agent may regard bearer as

absolute owner of coupon or coupon bonds------------

10

i

dated, respectively, as of June 1, 1956 and December 1, 1956 are so recorded as stated in said Supplemental Indenture dated as of July 1, 1957; said Supplemental Indenture dated as of July 1, 1957 is so recorded as stated in said Supplemental Indenture dated as of October 1, 1959; said Supplemental Indenture dated as of October 1, 1959 is so recorded as stated in said Supplemental Indenture dated as of July 1, 1963; said Supplemental Indenture dated as of July 1, 1963, is so recorded as stated in said Supplemental Indenture dated as of September 1, 1964; and said Supplemental Indenture dated as of September 1, 1964 is recorded in the offices of the County Recorders in the Counties of the State of California as follows:

County

Reference

Los Angeles

BookD2615,Page 874,Official Records

Kern

Book

3762,Page 644,Official Records

Tulare

Vol.

2534,Page 334,Official Records

Kings

Vol.

859,Page 819,Official Records

Ventura

Book

2619,Page 523,Official Records

Fresno

Book

5060,Page 545,Official Records

Orange

Book

7206,Page 631,Official Records

Riverside

Book

3793,Page 107,Official Records

San Bernardino

Book

6226,Page 1, Official Records

Imperial

Book

1190,Page 879,Official Records

Santa Barbara

Book

2068,Page 470,Official Records

WHEREAS, bonds of the Corporation of eight series designated, respectively, as its "First Mortgage Bonds, 31/4% Series due 1970", "First Mortgage Bonds, 27/s% Series due 1977", "First Mortgage Bonds, 31/4% Series due 1978", "First Mortgage Bonds, 27/s% Series due 1980", "First Mortgage Bonds, Series A, due 1982", "First Mortgage Bonds, Series B, due 1981", "First Mortgage Bonds, Series E, due 1988", and "First Mortgage Bonds, Series F, due 1989" have heretofore been issued as a part of the First Mortgage Bonds referred to in the Original Indenture and are now outstanding, each such series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount;
and

WHEREAS, the Corporation desires to supplement and amend the Original Indenture, as heretofore amended, supplemented and now in effect, as hereinafter set forth; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by resolution of the Board of Directors of the Corporation, has been duly authorized and approved by the Public Utilities Commission of the State of California and has been duly consented to in writing pursuant to Section 16.05 of the Original Indenture by the holders of the required principal amount of said outstanding bonds; and

WHEREAS, the Corporation has requested the Trustee to join in the execution and delivery of this Supplemental Indenture; and

WHEREAS, all other acts and things necessary to make this Supplemental Indenture a valid, binding and legal instrument, and a valid, binding and legal amendment of and supplement to the Original Indenture, have been duly performed and done:

Now, THEREFORE, in consideration of the premises it is hereby agreed and provided:

ARTICLE I

AMENDMENTS AND SUPPLEMENTAL PROVISIONS

The Original Indenture, as heretofore amended, supplemented and now in effect, is hereby further amended and supplemented as follows (page and section references being to the Original Indenture in form as now recorded in the offices of the County Recorders hereinabove referred to):

SECTION 1.01. The Original Indenture is hereby amended so as to add thereto, immediately following ARTICLE II, a new ARTICLE II-A, reading as follows:

ARTICLE II-A

APPOINTMENT and POWERS OF AUTHENTICATING AGENTS

CERTAIN PERMISSIBLE VARIATIONS

IN THE TERMS OF BONDS OF THE SAME SERIES

SECTION 2a.01. Notwithstanding that any of the other terms or provisions of the Indenture, or any of the terms or provisions of any of the bonds now or hereafter outstanding, may to any extent or in any way be contrary to or may vary from any of the terms or provisions of this Section 2a.01:

(a) At any time or from time to time the Corporation

may appoint an authenticating agent or agents. Each such

appointment shall become effective when the authenticating
agent shall have filed with the Corporation and the Trustee
a written acceptance of the appointment, and shall have fur-
nished the Trustee, in form satisfactory to the Trustee, a written agreement to indemnify the Trustee against any loss, liability or expense incurred by the Trustee by reason of the acts, or failure to act, of the authenticating agent, including the costs and expenses of defending against any claim of liability. There-
upon the authenticating agent so appointed shall without further act or deed become vested with, and while holding office pursuant to such appointment shall be authorized to exercise in the
manner and upon the conditions provided in this Section 2a.01, the following powers, viz:

1. the power to authenticate and deliver, with like effect as if authenticated and delivered by the Trustee, bonds of any series (including series heretofore issued) hereafter to be authenticated pursuant to Sections 2.03, 2.06, 2.07, 15.02 or 16.05 of the Original Indenture

upon the same terms and conditions as those upon which the Trustee is authorized to act by such Sections, except that no bond shall be authenticated by an authenticating agent pursuant to said Section 15.02 in any transaction which, after giving effect to this Supplemental Indenture, is not covered by any of said Sections 2.03, 2.06, 2.07 or 16.05. No such authenticating agent shall authenticate and/or deliver any bond pursuant to any of the provisions of Article IV or Section 2.09 of the Original Indenture.

2. the power to receive, cancel, retain in safekeeping or otherwise deal with any bond presented to the authenticating agent for any purpose specified in said Section 2.03, and, in any manner provided in said Section, to deal with any bond authenticated and delivered by the authenticating agent pursuant to subparagraph 1 of this Section 2a.01, such power being upon the same conditions prescribed in Section 2.03 of the Original Indenture, as amended by Section 1.03 hereof, with respect to similar action therein authorized to be taken by the Trustee under the provisions of said Section 2.03, as so amended, and being in addition to that vested in the authenticating agent by the provisions of said subparagraph 1 but not including the power therein mentioned to approve arrangements for the safekeeping of any bonds.

The vesting as aforesaid of the foregoing powers in any authenticating agent shall not in any way divest the Trustee of the same or any similar powers conferred upon it by any of the provisions of the Indenture, and all such powers may be exercised by either an authenticating agent or the Trustee.

(b) All bonds of any series now or hereafter existing which are hereafter authenticated by either the Trustee or an authenticating agent pursuant to any of the provisions of the

Indenture shall bear endorsed thereon the form of certificate of authentication as provided in the Indenture which form of certificate, however, shall make provision for signature by the Trustee or an authenticating agent. Each of such bonds hereafter so authenticated and delivered shall contain a statement that such bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until Wells Fargo Bank, or its successor as Trustee under the Indenture, or an authenticating agent, shall have signed the form of certificate endorsed on such bond.

SECTION 2a.02. Each authenticating agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia authorized under such laws to act as authenticating agent, having a combined capital and surplus of at least ten million dollars, subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. Any corporation into which any authenticating agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the business of any authenticating agent, shall, if it meets the foregoing requirements, become and be the authenticating agent without any further act on its part or on the part of the Corporation. Any authenticating agent may at any time resign by giving written notice of resignation to the Corporation. The Corporation may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent. Upon receiving such a notice of resignation or upon the giving of notice of such termination, or in case at any time any authenticating agent shall cease to be qualified under the foregoing requirements, the powers hereunder of such agent shall terminate except that any bond authenticated and delivered by an authenticating agent before it receives notice of termination of its agency shall be for all purposes of the Indenture deemed validly authenticated. Forth-

with upon any aforesaid termination of its powers, such authenticating agent shall as directed by the Corporation deliver to the Trustee, or to another authenticating agent, all records, unauthenticated bonds and cancelled bonds then held by such authenticating agent and all bonds then held by it in safekeeping pursuant to the first paragraph of Section 2.03 of the Original Indenture as amended by Section 1.03 hereof. The Corporation shall notify the Trustee promptly and in writing of the dispatch of a notice terminating the authority of an authenticating agent, of the receipt from an authenticating agent of notice of resignation, or of any knowledge which the Corporation has obtained indicating that an existing authenticating agent is no longer qualified under the provisions of this Section 2a.02.

SECTION 1.02. The following paragraph is hereby added at the end of Section 2.03 (page 106) :

Coupon bonds of each of the following series, namely, the 3 ¼ % Series due 1970, the 2 7/8 % Series due 1977, the 3 1/4 % Series due 1978, the 2 7/8 % Series due 1980 and Series A, due 1982, may, in each case, be exchanged for a like aggregate principal amount of fully registered bonds without coupons of authorized denomination or denominations of the same series upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

SECTION 1.03. The last sentence of the first paragraph of Section 2.03 (page 105) is amended to read as follows:

All bonds surrendered for exchange as aforesaid shall forthwith be cancelled by the Trustee or the authenticating agent, as the case may be, except that, if the Corporation shall so elect, any coupon bonds so surrendered may be retained uncancelled in
safekeeping by either the Trustee or the authenticating agent under such arrangements as shall be approved by the Trustee
and the Corporation. Any coupon bond so surrendered and re-
tained uncancelled may be delivered by the Trustee or an
authenticating agent as if it were a newly executed and authen-
ticated bond.

SECTION 1.04.  Section 2.04 of the Original Indenture (pages

106 and 107) is hereby amended to read as follows:

SECTION 2.04. Books for the registration, transfer or exchange of bonds shall be kept by the Corporation at the principal office of the Trustee in the City and County of San Francisco, State of California, and/or at such other place or places elsewhere specified in the Indenture or specified in the bonds at the time issued and outstanding hereunder, or designated by the

Corporation at any time or from time to time, as a place for registration and transfer of registered bonds without coupons, or of coupon bonds entitled to be registered as to principal, or as a place for exchange of any of the bonds. Such books shall be open to the inspection of the Trustee at all reasonable times.

Upon presentation for such purpose at any such place of any bond entitled to be registered, transferred or exchanged at such place of presentation, the person in charge of such books shall, under such reasonable regulations as such person may prescribe, cause the transaction to be entered in such books so kept at said place. Neither the transfer of any registered bond of any series without coupons, nor the issuance of any such registered bond upon any such exchange, shall be permitted during the ten days next preceding each interest payment date for any bonds so presented, except at the option of the Corporation.

No charge shall be made (a) for any such registration or transfer except such amount as may be necessary to cover any tax or governmental charge required to be paid with respect to such registration or transfer, or (b) for any such exchange except as otherwise provided in the Indenture or in the bond surrendered for exchange.

Whenever any such registration, transfer or exchange shall be entered in the aforesaid books which are kept at said office of the Trustee or at any such other place where any such books are kept, the person in charge of such books shall promptly notify the Trustee of such action by mail and, subject to the pro-
visions of Sections 14.02 and 14.03 hereof, the Trustee shall be fully protected for all purposes in relying upon the advice so received.

Notwithstanding that any of the other terms or provisions of the Indenture, or any of the terms or provisions of any of the bonds now or hereafter outstanding, may to any extent or in any way be contrary to or may vary from any of the terms or provisions of this Section 2.04, whenever any exchange of bonds of the same series is made pursuant to the terms of such bonds and/or the Indenture, such exchange may be made at any place specified in such bonds and also at any other place, whether or not specified in such bonds, which at the time of such exchange is a place designated by the Corporation as a place for the making of such exchange, and in the event of any such exchange there shall be issued, authenticated and/or delivered such bond or bonds as the owner of the bond or bonds surrendered for exchange is entitled in accordance with the terms of the Indenture and/or the terms of the bond or bonds surrendered in such exchange.

SECTION 1.05. Section 2.05 of the Original Indenture (page 107) is hereby amended to read as follows:

SECTION 2.05. Before the delivery by the Trustee or
any authenticating agent of any coupon bond, all matured
coupons thereon shall be cut off and cancelled by the Trustee or the authenticating agent, as the case may be, and shall be delivered to the Corporation, except as otherwise required by
Section 2.09 and except that if any coupon bond of any series is delivered upon any exchange of bonds at a time when in-
terest is in default on the bonds of such series, the bond so delivered shall have attached thereto all coupons maturing
after the latest date to which interest on the bonds of such series has been paid.

SECTION 1.06. The last sentence of Section 2.08 of the Original Indenture (page 109) is hereby amended to read as follows:

The Corporation, the Trustee and each authenticating agent may deem and treat the bearer of any coupon bond which is not registered as to principal, and the bearer of any coupon for interest on any coupon bond, as the absolute owner of such bond or coupon for the purpose of receiving payment thereof, and for all other purposes whatsoever, whether such bond or coupon be overdue or not, and neither the Corporation, the Trustee nor any authenticating agent shall be affected by any notice to the contrary.

SECTION 1.07. The third sentence of the first paragraph of Section 2.09 of the Original Indenture (page 109) is hereby amended to read as follows:

Any indemnity bond shall name as obligees the Corporation, the Trustee, and, if requested by the Corporation, any authenticating agent, fiscal agent and/or registrar.

SECTION 1.08. The last sentence of the first paragraph of Section 2.09 of the Original Indenture (page 110) is hereby amended to read as follows:

The applicant for any substituted bond or coupon, or any such payment, shall, if requested by the Corporation as a condition precedent to the issue of any such substituted bond or coupon or any such payment, pay all expenses, including counsel fees, incurred by the Corporation, the Trustee and/or any authenticating agent in connection therewith.

SECTION 1.09. Section 2.10 (page 111) is hereby amended to read as follows:

SECTION 2.10. Only such of the bonds as shall have been authenticated by the Trustee, or an authenticating agent,

by signing the form of certificate of authentication endorsed thereon, and only the coupons, if any, for interest on such bonds, shall be valid or obligatory for any purpose or be secured by this Indenture, or be entitled to any lien or benefit hereunder; and such certificate of the Trustee, or of the authenticating agent, as the case may be, when so signed shall be conclusive evidence that the bond so authenticated was duly authorized for issue hereunder and that the holder or registered owner thereof (other than the Corporation itself) is entitled to the lien and security hereof and the benefit of the trusts hereby created.

SECTION 1.10. Subdivision (2) of the second paragraph of Section 14.19 of the Original Indenture  (page  219) is hereby amended to read as follows:

(2) The bonds secured hereby shall be authenticated and delivered by either the Trustee or an authenticating agent, but all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all bonds and other securities and of cash pledged or deposited hereunder, shall be exercised solely by Wells Fargo Bank or its successor in the trust hereunder, except as provided in Section 2.03 as amended by Section 1.03 hereof.

SECTION 1.11. Notwithstanding any of the terms or provisions of the Indenture, or any of the terms or provisions of any of the bonds now or hereafter outstanding, whenever in the Indenture or in any bond of any series (including series heretofore issued) hereafter authenticated and delivered under any provision of the Indenture reference is made to the execution, issue or signing of such bond by the Corporation or an officer thereof, or to the attestation of its corporate seal affixed thereto, the signature of the proper officer of the Corporation acting for any such purpose may be either a manual signature of such officer or a facsimile thereof.

SECTION 1.12. The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no re-

sponsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 1.13. If any provision of this instrument limits, qualifies or conflicts with any other provision hereof or of the Original Indenture as amended, supplemented and now in effect, which is required to be included herein or therein by any of Sections 3.10 to 3.17, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 1.14. The Trustee executes this instrument solely on the condition that, in addition to any and all rights, powers, privileges and immunities given to it by this instrument, it shall have and enjoy with respect to this instrument all of the rights, powers, privileges and immunities as set forth in the Original Indenture.

IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name, by its President or one of its Vice Presidents, and its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereunto duly affixed, and Wells Fargo Bank, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by its President or one of its Vice Presidents, and its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereunto duly affixed, all as of the day and year first above written.

SOUTHERN CALIFORNIA GAS COMPANY,

By

F. M. BANKS

President

(Seal)

By

S. W. BINCKLEY

Secretary

WELLS FARGO BANK,

By W. E. DANFORTH

Vice President

(Seal)

By

R. A. PRESCOTT

Assistant Secretary

STATE OF CALIFORNIA

ss.

COUNTY OF Los ANGELES

On this 19th day of May, 1965, before me, Lillian Abrams, a Notary Public of the State of California, duly commissioned and sworn, personally appeared F. M. BANKS, known to me to be President, and S. W. BINCKLEY, known to me to be the Secretary, of SOUTHERN CALIFORNIA GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, known to me to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the same, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

LILLIAN ABRAMS

Notary Public of the State of California

My Commission Expires April 8, 1969

(Seal)

LILLIAN ABRAMS

NOTARY PUBLIC, CALIFORNIA

PRINCIPAL OFFICE IN

LOS ANGELES COUNTY

STATE OF CALIFORNIA

ss.

CITY AND COUNTY OF SAN FRANCISCO

On this 20th day of May, 1965, before me, Geraldine D. Cohen, a Notary Public of the State of California, duly commissioned and sworn, personally appeared W. E. DANFORTH, known to me to be a Vice President, and R. A. PRESCOTT, known to me to be an
Assistant Secretary, Of WELLS FARGO BANK, one of the corporations named in and which executed the foregoing instrument, known to me to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the same, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

GERALDINE D. COHEN

Notary Public of the State of California

GERALDINE D. COHEN

Notary Public in and for the City & County

of San Francisco, State of California

My Commission Expires January 11, 1969

(Seal)

GERALDINE D. COHEN

NOTARY PUBLIC - CALIFORNIA

 CITY AND COUNTY OF

SAN FRANCISCO

RECORDATION DATA

The foregoing Supplemental Indenture from Southern California Gas Company to Wells Fargo Bank, Trustee, dated as of June 1, 1965, was recorded in the following Counties of California (and indexed in each of said Counties as a deed, mortgage, trust deed, chattel mortgage, assignment and power of attorney) on the respective dates, and at the respective places indicated in the following schedule:

County	Date	Reference
Los Angeles	May 24, 1965	Book D2915, Page 398, Official Records
*Re-recorded	July 23, 1965	Book D2988, Page 534, Official Records
Kern	May 26, 1965	Book 3843, Page 699, Official Records
*Re-recorded	July 22, 1965	Book 3859, Page 912, Official Records
Tulare	May 24, 1965	Book 2588, Page 523, Official Records
Kings	May 24, 1965	Book 872, Page 874, Official Records
Ventura	May 24, 1965	Book 2793, Page 531, Official Records
Fresno	May 24, 1965	Book 5172, Page 299, Official Records
Orange	May 24, 1965	Book 7530, Page 852, Official Records
Riverside	May 24, 1965	Document No. 59744, Official Records
(Microfilmed)
*Re-recorded	July 23, 1965	Document No. 85430, Official Records
(Microfilmed)
San Bernardino	May 25, 1965	6397, Page 920, Official Records
*Re-recorded	July 23, 1965	6437, Page 944, Official Records
Imperial	May 24, 1965	1207, Page 728, Official Records
Santa Barbara	May 24, 1965	Book 2106, Page 41, Official Records

* For indexing to include chattel mortgage.